EXHIBIT 23.2

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Critical Digital Data, Inc., we hereby consent to the incorporation by reference in this Form 10-K, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the  audited  financial  statements of Critical Digital Data, Inc. as of September 30, 2009 and 2008 and the related statement of operations, stockholders’ equity and cash flow from date of inception (May 2, 2008) to September 30, 2009.  Our audit report is dated December 14, 2009.

/s/ R. R. Hawkins & Associates International, a Professional Service Corporation
Los Angeles, California
December 28, 2009

5777 W. Century Blvd.  , Suite No. 1500
Los Angeles, CA 90045
T: 310.553.5707  F: 310.553.5337
www.rrhawkins.com